UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Concentrix Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.
____________________________________________________________________________________________________
(3) Filing Party:
____________________________________________________________________________________________________
(4) Date Filed:
____________________________________________________________________________________________________

Your Vote Counts!
CONCENTRIX CORPORATION
2024 Annual Meeting
Vote by October 27, 2024, 11:59 p.m. EDT. For shares
held in the company’s 401(k) Plan, vote by
October 23, 2024, 11:59 p.m. EDT.

CONCENTRIX CORPORATION
39899 BALENTINE DRIVE, SUITE 235
NEWARK, CA 94560

You invested in CONCENTRIX CORPORATION and it’s time to vote!
You have the right to vote on proposals being presented at the Special Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on October 28, 2024.

Get informed before you vote
View the Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to October 14, 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit www.ProxyVote.com Control #

Smartphone users	Vote Virtually at the Meeting*
Point your camera here and vote without entering a control number	October 28, 2024 10:00 a.m. EDT Virtually at: www.virtualshareholdermeeting.com/CNXC2024SM

* Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the
upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1.Approval of a proposal to amend Article IX of the Company’s Amended and Restated Certificate of Incorporation to remove the 66-2/3% supermajority voting standard required to amend or repeal Articles V, VII, VIII, or IX of the Charter;
For
2.Approval of a proposal to amend and restate the Concentrix Corporation 2020 Stock Incentive Plan including to (i) increase the number of authorized shares thereunder by 3,000,000 shares and (ii) remove the evergreen provision, among other amendments; and
For
3.Approval to adjourn the Special Meeting to solicit additional proxies, if there are insufficient proxies at the Special Meeting to approve either of the foregoing proposals.	For
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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